LIMITED POWER OF ATTORNEY

      The undersigned hereby appoints each of John Nurkin, Stefanie Holland, Steve Ackermann, Grace Gastelum and Jerri Lynn Jackson, signing singly, as attorney-in-fact to act for the undersigned and in the name of the undersigned solely to do all or any of the following:

      1. To execute and file with the Securities and Exchange Commission all statements regarding the undersigned's beneficial ownership of securities of SPX Corporation filed pursuant to Section 16(a) of the Securities Exchange Act of 1934;

      2. To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

      None of John Nurkin, Stefanie Holland, Steve Ackermann, Grace Gastelum or Jerri Lynn Jackson shall incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is SPX Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

      This Power of Attorney is governed by Delaware law.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned's beneficial ownership of securities of SPX Corporation, unless earlier revoked. This Power of Attorney shall terminate with respect to the attorney-in-fact upon receipt by John Nurkin, Stefanie Holland, Steve Ackermann, Grace Gastelum or Jerri Lynn Jackson, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney. The undersigned shall have the right to revoke this Power of Attorney at any time.

      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 18th day of September, 2015.


                                          By:  /s/ Michael Andrew Reilly
                                              ----------------------------------
                                              Print Name:  Michael Andrew Reilly